UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2008

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28025	86-0951473
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

415 Madison Avenue, 15th Floor, New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 646.673.8435

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2008 we entered into a consulting agreement with the Resultz Media Group Corp. to provide consulting and marketing services to our company for the main purpose of introducing our company to investors. The consulting agreement is for a period of one month at a fee of US $45,000.

On May 22, 2008 we entered into a consulting services, compensation and non circumvent agreement with Amir Elbaz to provide corporate affairs services, including capital raising, investor outreach programs and financing strategies to our company. We will pay fees to Mr. Elbaz based on capital raised by him for our company:

  3% of the first $4,000,000;

  2.5% in excess of $4,000,000 and up to $6,000,000;

  2% in excess of $6,000,000 and up to $10,000,000.

The consulting services agreement with Mr. Elbaz is for 12 months with the option of renewing for an additional 12 months and may be cancelled by either party with 30 days notice.

On May 22, 2008 we entered into a separate arrangement pursuant to which our company agreed to pay Mr. Elbaz a fee of $120,000 and issue 226,415 stock options for services rendered.

Item 3.02 Unregistered Sales of Equity Securities

On May 22, 2007, we granted up to 226,415 stock options exercisable for four years at an exercise price of $1.25 per share to Mr. Elbaz, pursuant to the separate arrangement.

We issued the securities to one US person pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

(d)	Exhibits

10.1	Consulting Agreement with the Resultz Media Group Corp. dated May 22, 2008
10.2	Consulting Services, Compensation Agreement and Non Circumvent Agreement with Amir Elbaz dated May 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

/s/ Asi Shalgi
Asi Shalgi
President and CEO

May 30, 2008